Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the EnerSys 2018 Employee Stock Purchase Plan of our reports dated May 30, 2018, with respect to the consolidated financial statements and schedule of EnerSys and the effectiveness of internal control over financial reporting of EnerSys included in its Annual Report (Form 10-K) for the year ended March 31, 2018, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 8, 2018